UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2007

BIOSITE INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21873	33-0288606
(Commission File Number)	(IRS Employer Identification No.)

9975 Summers Ridge Road

San Diego, California 92121

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (858) 805-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 1, 2007, Biosite Incorporated (“Biosite”) entered into an Amendment to the Agreement and Plan of Merger (the “Merger Agreement Amendment”), by and among Beckman Coulter, Inc., a Delaware corporation (“Parent”), Louisiana Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), and Biosite. The Merger Agreement Amendment amends the Agreement and Plan of Merger, dated as of March 24, 2007 (the “Merger Agreement”), by and among Parent, Purchaser and Biosite, pursuant to which Purchaser previously commenced a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.01 per share, of Biosite at a price of $85.00 per share in cash without interest (the “Offer Price”).

The Merger Agreement Amendment, among other things: (a) increases the Offer Price to $90.00 per share in cash without interest, (b) increases the termination fee that Biosite may be required to pay Parent under specified circumstances as set forth in the Merger Agreement from $50,000,000 to $54,000,000, (c) modifies the treatment of Biosite stock options outstanding immediately prior to the effective time of the merger of Purchaser with and into Biosite as contemplated by the Merger Agreement (the “Effective Time”) to provide for cash settlement at the Effective Time, subject to certain exceptions, and (d) eliminates Biosite’s ability to require Purchaser to extend the expiration date of the Offer.

A copy of the Merger Agreement Amendment is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement Amendment.

A copy of a press release issued by Biosite on May 1, 2007 concerning the foregoing is attached as Exhibit 99.1 to this report.

Additional Information and Where To Find It

This report is neither an offer to purchase nor a solicitation of an offer to sell shares of Biosite. Stockholders of Biosite are urged to read the relevant tender offer documents because they contain important information that stockholders should consider before making any decision regarding tendering their shares. Parent and Purchaser have filed tender offer materials with the U.S. Securities and Exchange Commission (SEC) and Biosite has filed a Solicitation/Recommendation Statement with respect to the offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement contain important information, which should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, are available to all stockholders of Biosite at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement are available for free at the SEC’s website at http://www.sec.gov. In addition, stockholders are able to obtain a free copy of these documents from (i) Parent by mailing requests for such materials to: Beckman Coulter, Inc., Office of Investor Relations (M/S A-37-C), 4300 N. Harbor Blvd., P. O. Box 3100, Fullerton, CA 92834 and (ii) Biosite by mailing requests for such materials to: Investor Relations, Biosite, 9975 Summers Ridge Road, San Diego, California 92121.

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In addition to the Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, Biosite and Parent file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Biosite or Parent at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Biosite’s and Parent’s filings with the Commission are also available to the public from commercial document-retrieval services and at the website maintained by the Commission at http://www.sec.gov.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description
2.1	Amendment to the Agreement and Plan of Merger, dated as of May 1, 2007, by and among Beckman Coulter, Inc., a Delaware corporation (“Parent”), Louisiana Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, and Biosite Incorporated.

99.1	Press release of Biosite Incorporated, dated May 1, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biosite Incorporated

Dated: May 2, 2007	By:	/s/ CHRISTOPHER J. TWOMEY
Christopher J. Twomey Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Number	Description
2.1	Amendment to the Agreement and Plan of Merger, dated as of May 1, 2007, by and among Beckman Coulter, Inc., a Delaware corporation (“Parent”), Louisiana Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, and Biosite Incorporated.
99.1	Press release of Biosite Incorporated, dated May 1, 2007.